UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported ) February 27, 2001

                       RICHMOND COUNTY FINANCIAL CORP.
            (Exact name of registrant as specified in its charter)


         Delaware                       0-23271               06-1498455
(State of other Jurisdiction of       (Commission           (IRS Employer
 incorporation or organization)       File Number)        Identification No.)


             1214 Castleton Avenue, Staten Island, New York 10310
                   (Address of principal executive offices)


                                (718) 448-2800
               (Issuer's telephone number, including area code)


                                 Not Applicable

        (Former name or former address, if changed since last report.)

ITEMS 1 THROUGH 4 AND 6 THROUGH 9 NOT APPLICABLE.

ITEM 5.   OTHER EVENTS.

On February 27, 2001, Richmond County Financial Corp., a Delaware corporation ("Richmond"), announced that it has reached a definitive agreement with Summit Bancorp (Summit) and FleetBoston Financial Corp. ("Fleet")to acquire five Summit Bank branch offices located in Atlantic County, New Jersey. In a separate transaction, Richmond has entered into a definitive agreement with Fleet to acquire Fleet's branch offices located on Staten Island, New York. Richmond has agreed to retain Summit and Fleet employees at the acquired branch offices. The transactions are subject to regulatory approvals and are expected to be consummated in the second quarter of 2001. A Copy of the press release is included in Exhibit 99.1.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RICHMOND COUNTY FINANCIAL CORP.


Dated:  March 9, 2001                   By:  /s/ Michael F. Manzulli
                                             -----------------------
                                             Michael F. Manzulli
                                             Chairman of the Board and Chief
                                             Executive Officer